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                                                                     EXHIBIT 4.5


                             OMNIBUS AMENDMENT NO. 2

                                       TO

                               SECURITY DOCUMENTS

         OMNIBUS AMENDMENT NO. 2 TO SECURITY DOCUMENTS (this "Amendment") dated as of September 24, 1998, by and among NATIONSRENT, INC. (the "Parent"), a Delaware corporation and its Subsidiaries (collectively with the Parent, the "Borrowers" and each a "Borrower"), and BANKBOSTON, N.A., as administrative agent (the "Administrative Agent"). Capitalized terms used herein without definition shall have the meanings set forth in the Second Amended and Restated Credit Agreement (as defined below).

         WHEREAS, the Parent, the Borrowers and the Administrative Agent are parties to that certain Security Agreement dated as of March 18, 1998 (as supplemented prior to the date hereof and as otherwise amended, modified or supplemented and in effect from time to time, the "Security Agreement");

         WHEREAS, the Parent and the Administrative Agent are parties to that certain Stock Pledge Agreement dated as of March 18, 1998 (as supplemented prior to the date hereof and as otherwise amended, modified or supplemented and in effect from time to time, the "Parent Stock Pledge Agreement");

         WHEREAS, NationsRent of West Virginia, Inc. ("NR-WV") and the Administrative Agent are parties to that certain Stock Pledge Agreement dated as of March 18, 1998 (as amended, modified or supplemented and in effect from time to time, the "NR-WV Stock Pledge Agreement");

         WHEREAS, Gabriel Trailer Manufacturing Company ("Gabriel") and the Administrative Agent are parties to that certain Stock Pledge Agreement dated as of March 18, 1998 (as amended, modified or supplemented and in effect from time to time, the "Gabriel Stock Pledge Agreement");

         WHEREAS, the Borrowers and the Administrative Agent are parties to that certain Omnibus Amendment to Security Documents dated as of June 29, 1998;

         WHEREAS, the Borrowers, BankBoston, N.A. and certain lending institutions (collectively the "Lenders"), BankBoston, N.A. as Administrative Agent for the Lenders, LaSalle National Bank as documentation agent for the Lenders entered, Fleet Bank, N.A. as Co-Agent and NationsBank, N.A. as Co-Agent into an Amended and Restated Revolving Credit Agreement dated as of June 29, 1998, as amended by an Amendment No. 1 (as amended, modified or supplemented and in effect from time to time, the "Prior Credit Agreement").

         WHEREAS, the Borrowers, the Lenders and the Administrative Agent have agreed to enter into an amendment and restatement of the Original Credit



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Agreement (the "Second Amended and Restated Credit Agreement") dated as of the date hereof pursuant to which, among other things, the Lenders have agreed to extend loans to the Borrowers;

         WHEREAS, the effectiveness of the Second Amended and Restated Credit Agreement is conditioned upon, among other things, the Borrowers and the Administrative Agent amending certain provisions of the Security Agreement and reaffirming the continued effectiveness of the Security Agreement;

         WHEREAS, the effectiveness of the Amended and Restated Credit Agreement is further conditioned upon, among other things, the Borrowers and the Administrative Agent amending certain provisions of the Parent Stock Pledge Agreement and reaffirming the continued effectiveness of the Parent Stock Pledge Agreement;

         WHEREAS, the effectiveness of the Amended and Restated Credit Agreement is further conditioned upon, among other things, NR-WV and the Administrative Agent amending certain provisions of the NR-WV Stock Pledge Agreement and reaffirming the continued effectiveness of the NR-WV Stock Pledge Agreement;

         WHEREAS, the effectiveness of the Amended and Restated Credit Agreement is further conditioned upon, among other things, Gabriel and the Administrative Agent amending certain provisions of the Gabriel Stock Pledge Agreement and reaffirming the continued effectiveness of the Gabriel Stock Pledge Agreement;

         NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENT TO THE SECURITY DOCUMENTS. The Security Documents (as defined in the Second Amended and Restated Credit Agreement) are amended to provide the following:

         1.1. For each of the Security Documents, any and all references to the "Credit Agreement" shall be deemed to be references to the Second Amended and Restated Credit Agreement. Each of the Security Documents are hereby further amended MUTATIS MUTANDIS as appropriate to reflect the fact that the Original Credit Agreement has been amended and restated as the Second Amended and Restated Credit Agreement.

         1.2. For each of the Security Documents, any and all references to the "Agent" shall be deemed to be references to the "Administrative Agent", as defined in the Second Amended and Restated Credit Agreement.

         1.3. With respect to each of the Security Documents, any and all references to the "Lenders" shall be deemed to be references to "Lenders", as defined in the Second Amended and Restated Credit Agreement.




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         1.4. For each of the Security Documents, any and all references to the words "Revolving Credit Notes" shall be deemed to be references to the word "Notes", as defined in the Second Amended and Restated Credit Agreement.

         1.5. With respect to the Security Agreement, any and all of the references to the following sections in the Original Credit Agreement shall be amended and deemed to be references to such sections in the Second Amended and Restated Credit Agreement: (a) references to Section 6.19 shall be amended and deemed to be references to Section 7.19, (b) references to Section 7.4.2 shall be amended and deemed to be references to Section 8.4.2, and (c) references to
Section 19 shall be amended and deemed to be references to Section 20.

         1.6. With respect to each of the Parent Stock Pledge Agreement, the NR-WV Stock Pledge Agreement and the Gabriel Stock Pledge Agreement, any and all references to the following sections in the Original Credit Agreement shall be amended and deemed to be references to such sections in the Second Amended and Restated Credit Agreement: (a) references to Section 7.6 shall be amended and deemed to be references to Section 8.6, and (b) references to Section 19 shall be amended and deemed to be references to Section 20.

         2. CONFIRMATION OF SECURITY DOCUMENTS. Each of the Borrowers hereby ratifies and confirms the Security Documents (as amended hereby) to which it is a party and the pledges and security interests created thereby. Each of the Borrowers hereby further ratifies and confirms that each of the Security Documents (as amended hereby) to which it is a party and the pledges and security interest created thereby secure the Obligations of the Borrowers under the Second Amended and Restated Credit Agreement, the Security Documents (as amended hereby) and the Notes.

         4. CONDITIONS TO EFFECTIVENESS. This Amendment shall not become effective unless and until the Administrative Agent receives counterparts of this Amendment and each of the conditions set forth in Section 10 of the Second Amended and Restated Credit Agreement have been met.

         5. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. Each of the Borrowers represents and warrants to the Administrative Agent and the Lenders that (a) each and every one of the representations and warranties made by each Borrower to the Administrative Agent and the Lenders in Section 6 or elsewhere in the Second Amended and Restated Credit Agreement or in the other Loan Documents are true and correct in all material respects; (b) each of the Borrowers has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in Sections 7, 8 and 9 or elsewhere in the Original Credit Agreement or the other Loan Documents (as defined in the Original Credit Agreement); and (c) no event has occurred or is continuing and no condition exists which constitutes a Default or Event of Default.

         6. RATIFICATION, ETC. Except as expressly amended by this Amendment, the Security Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Security Documents (as amended hereby) and the perfected




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first priority security interests of the Administrative Agent on behalf of the
Lenders thereunder shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment.

         7. MISCELLANEOUS. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of any Borrower or any rights of the Administrative Agent or any of the Lenders consequent thereon. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts (without reference to conflict of laws).



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                  IN WITNESS WHEREOF, the Borrowers and the Administrative Agent
have duly executed this Amendment as a sealed instrument as of the date first above written.




                                 BANKBOSTON, N.A.,
                                    as Administrative Agent


                                 By:
                                    -----------------------------------------
                                          Timothy M. Laurion, Director

                                     NATIONSRENT, INC.
                                     NATIONSRENT OF ALABAMA, INC.
                                     NATIONSRENT OF FLORIDA, INC.
                                     NATIONSRENT OF GEORGIA, INC.
                                     NATIONSRENT OF INDIANA, INC.
                                     NATIONSRENT OF KENTUCKY, INC.
                                     NATIONSRENT OF LOUISIANA, INC.
                                     NATIONSRENT OF MICHIGAN, INC.
                                     NATIONSRENT OF OHIO, INC.
                                     NATIONSRENT OF TENNESSEE, INC.
                                     NATIONSRENT OF TEXAS, INC.
                                     NATIONSRENT OF WEST VIRGINIA, INC.
                                     A-ACTION RENTAL, INC.
                                     A TO Z RENTS IT, INC.
                                     A TO Z RENTS IT, INC. #2
                                     THE BODE-FINN COMPANY
                                     CENTRAL ALABAMA RENTAL CENTER, INC.
                                     GABRIEL TRAILER MANUFACTURING COMPANY, INC.
                                     GOLD COAST AERIAL LIFT, INC.
                                     HIGH REACH COMPANY, INC.
                                     THE J. KELLY COMPANY
                                     RAYMOND EQUIPMENT CO.
                                     SAM'S EQUIPMENT RENTAL, INC.
                                     TITAN RENTALS, INC.


                                 By:
                                    -----------------------------------------
                                    Name:
                                    Title: